Exhibit 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

FOURTH QUARTER 2011 Consolidated Highlights		FULL YEAR 2011 Consolidated Highlights

•	Total revenue increased 19.3% to $653.2 million	•	Total revenue increased 23.1% to $2,443.5 million

•	Operating income increased 21.8% to $247.7 million	•	Operating income increased 17.3% to $920.1 million

•	Cash provided by operating activities increased 28.2% to $315.9 million	•	Cash provided by operating activities increased 14.2% to $1,165.9 million

Boston, Massachusetts – February 23, 2012: American Tower Corporation (NYSE: AMT) today reported financial results for the fourth quarter and full year ended December 31, 2011.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “In 2007, we set out to achieve a goal of simultaneously doubling the size of our communications site portfolio and our Adjusted EBITDA over a five year time horizon. Based on the outlook we have provided today, we expect to accomplish these strategic objectives in 2012, primarily due to our extension of the tower leasing business model into select international markets and the continued growth of our U.S. business. In addition, at the beginning of 2012, we completed another key milestone, with our successful conversion to a real estate investment trust. We intend to sustain our focus on disciplined asset growth and operational excellence as the global leader in wireless communications real estate leasing.”

FOURTH QUARTER 2011 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended December 31, 2011 (unless otherwise indicated, all comparative information is presented against the quarter ended December 31, 2010).

Total revenue increased 19.3% to $653.2 million and total rental and management revenue increased 19.5% to $640.9 million. Total rental and management Gross Margin increased 17.7% to $486.9 million. Total selling, general, administrative and development expense was $73.9 million, including $10.7 million of stock-based compensation expense. Adjusted EBITDA increased 17.3% to $428.6 million, and the Adjusted EBITDA Margin was 66%.

Total rental and management revenue Core Growth was approximately 23.0% and Core Growth in Adjusted EBITDA was approximately 18.2%. The selected statement of operations detail on page 14 highlights the items that affected these Core Growth percentages.

Operating income increased 21.8% to $247.7 million, while net income attributable to American Tower Corporation increased 141.1% to $201.3 million. Net income attributable to American Tower Corporation per basic and diluted common share both increased 142.9% to $0.51. Net income attributable to American Tower Corporation reflects the positive net impact of approximately $121.0 million due to the reversal of certain deferred tax assets and liabilities resulting from the Company’s conversion to a real estate investment trust (REIT).

Recurring Free Cash Flow (RFCF) increased 12.1% to $255.8 million, and RFCF per share increased 12.3% to $0.64. Given the Company’s conversion to a REIT, the Company will continue to provide RFCF through 2012 but plans to replace this metric with Adjusted Funds From Operations (AFFO) thereafter, given the similar nature of the two metrics. AFFO is presented on a pro forma basis as if the Company’s conversion to a REIT had occurred on January 1, 2010. Pro forma AFFO increased 16.0% to $278.0 million, and pro forma AFFO per share increased 18.6% to $0.70. Core Growth in pro forma AFFO was approximately 18.8%.

Cash provided by operating activities increased 28.2% to $315.9 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 10.6% to $464.9 million, which represented 71% of total revenues. Domestic rental and management segment Gross Margin increased 11.3% to $373.3 million, while domestic rental and management segment Operating Profit increased 11.9% to $352.8 million.

International Rental and Management Segment – International rental and management segment revenue increased 52.0% to $175.9 million, which represented 27% of total revenues. International rental and management segment Gross Margin increased 45.3% to $113.6 million, while international rental and management segment Operating Profit increased 43.4% to $92.1 million.

Network Development Services Segment – Network development services segment revenue was $12.3 million, which represented 2% of total revenues. Network development services segment Gross Margin was $4.8 million, and network development services segment Operating Profit was $2.1 million.

FULL YEAR 2011 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the full year ended December 31, 2011 (unless otherwise indicated, all comparative information is presented against the full year ended December 31, 2010).

Total revenue increased 23.1% to $2,443.5 million and total rental and management revenue increased 23.2% to $2,386.2 million. Total rental and management Gross Margin increased 20.5% to $1,811.2 million. Total selling, general, administrative and development expense was $288.8 million, including $45.1 million of stock-based compensation expense. Adjusted EBITDA increased 18.4% to $1,595.4 million, and the Adjusted EBITDA Margin was 65%.

Total rental and management revenue Core Growth was approximately 22.6% and Core Growth in Adjusted EBITDA was approximately 16.4%. The selected statement of operations detail on page 14 highlights the items that affected Core Growth percentages.

Operating income increased 17.3% to $920.1 million, and net income attributable to American Tower Corporation increased 5.3% to $392.7 million. Net income attributable to American Tower Corporation per basic common share increased 6.5% to $0.99, and net income attributable to American Tower Corporation per diluted common share increased 6.5% to $0.98.

RFCF increased 7.7% to $989.2 million and RFCF per share increased 8.8% to $2.47. Pro forma AFFO increased 12.0% to $1,067.2 million, and pro forma AFFO per share increased 13.1% to $2.67. Core growth in pro forma AFFO was approximately 10.9%.

Cash provided by operating activities increased 14.2% to $1,165.9 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 11.4% to $1,744.3 million, which represented 72% of total revenues. Domestic rental and management segment Gross Margin increased 12.2% to $1,390.8 million, while domestic rental and management segment Operating Profit increased 11.5% to $1,313.8 million.

International Rental and Management Segment – International rental and management segment revenue increased 73.1% to $641.9 million, which represented 26% of total revenues. International rental and management segment Gross Margin increased 60.0% to $420.4 million, while international rental and management segment Operating Profit increased 55.9% to $338.3 million.

Network Development Services Segment – Network development services segment revenue was $57.3 million, which represented 2% of total revenues. Network development services Gross Margin was $27.9 million, and network development services segment Operating Profit was $20.0 million.

Please refer to Non-GAAP and Defined Financial Measures on pages 6 and 7 for definitions of Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, pro forma Funds From Operations, pro forma Adjusted Funds From Operations, pro forma Adjusted Funds From Operations per Share, and Core Growth. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 12 through 17.

FOURTH QUARTER INVESTING OVERVIEW

Cash Paid for Capital Expenditures – During the fourth quarter, total capital expenditures of $125.9 million included $75.0 million for discretionary capital projects, including the construction of 72 communications sites domestically and 626 communications sites internationally and the installation of 286 shared generators on the Company’s domestic sites; $11.0 million to purchase land under its communications sites; $18.0 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $21.9 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the fourth quarter, total payments for acquisitions were approximately $1,100.1 million, which included the purchase of 56 communications sites and 2,147 property interests domestically, and 4,816 communications sites internationally.

Stock Repurchase Program – During the fourth quarter, the Company repurchased a total of 0.6 million shares of its common stock for approximately $30.8 million pursuant to its stock repurchase program. Between January 1, 2012 and February 6, 2012, the Company repurchased an additional 0.04 million shares of its common stock for an aggregate of approximately $2.3 million.

Pre-REIT Distribution – Prior to its conversion to a REIT, on December 23, 2011, the Company paid a special one-time distribution to stockholders in the amount of approximately $137.8 million, or $0.35 per share of common stock.

FULL YEAR 2011 INVESTING OVERVIEW

Cash Paid for Capital Expenditures – During 2011, total capital expenditures of $523.0 million included $296.9 million for discretionary capital projects, including the construction of 276 communications sites domestically and 1,572 communications sites internationally and the installation of 682 shared generators on the Company’s domestic sites; $91.3 million to purchase land under its communications sites; $55.3 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $79.5 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During 2011, total payments for acquisitions were approximately $2,320.7 million, which included the purchase of 191 communications sites and 2,147 property interests domestically, and 8,430 communications sites internationally.

Stock Repurchase Programs – During 2011, the Company repurchased a total of 8.1 million shares of its common stock for approximately $423.9 million pursuant to its stock repurchase programs.

Pre-REIT Distribution – Prior to its conversion to a REIT, on December 23, 2011, the Company paid a special one-time distribution to stockholders in the amount of approximately $137.8 million, or $0.35 per share of common stock.

RECENT ACQUISITIONS

The Company continued to expand its geographic footprint domestically and internationally during the fourth quarter of 2011. Domestic acquisitions that occurred during the fourth quarter include:

•	56 communications sites; and

•	2,147 property interests.

International acquisitions that occurred during the fourth quarter include:

•	2,006 communications sites in Mexico;

•	1,489 communications sites in Colombia;

•	686 communications sites in Ghana;

•	559 communications sites in Chile; and

•	76 communications sites in South Africa.

The Company expects to close on approximately 750 additional communications sites in Colombia, approximately 500 additional communications sites in Mexico and approximately 1,000 communications sites in Uganda during the first half of 2012.

FINANCING UPDATE

As of the quarter ended December 31, 2011, the Company’s net leverage ratio was approximately 4.0x net debt to last quarter annualized Adjusted EBITDA.

As of December 31, 2011, the Company had approximately $1,577.2 million of total liquidity, comprised of $330.2 million in cash and cash equivalents, the ability to borrow an aggregate of approximately $1,247.0 million under its revolving credit facilities, net of any outstanding letters of credit.

In January 2012, the Company entered into a new $1.0 billion unsecured revolving credit facility (2012 Credit Facility). In connection with the completion of the 2012 Credit Facility, the Company borrowed $625.0 million under its 2011 $1.0 billion unsecured revolving credit facility (2011 Credit Facility) and $700.0 million under its 2012 Credit Facility, and used these borrowings, together with cash on hand, to repay all outstanding amounts and accrued interest under the Company’s 2007 $1.25 billion unsecured revolving credit facility (2007 Credit Facility) and $325 million term loan, both of which were due to expire in June 2012. The 2007 Credit Facility was terminated upon repayment.

FULL YEAR 2012 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of February 23, 2012. These estimates exclude any impacts from transactions that have not yet closed. Actual results may differ materially from these estimates as a result of various factors and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.0 U.S. Dollar for the full year 2012: (a) 1.80 Brazilian Reais; (b) 500 Chilean Pesos; (c) 1,860 Colombian Pesos; (d) 1.60 Ghanian Cedi; (e) 51.50 Indian Rupees; (f) 13.25 Mexican Pesos; (g) 2.70 Peruvian Soles; and (h) 8.20 South African Rand.

($ in millions)	Full Year 2012			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$2,670	to	$2,710	12.7%	16.2%
Adjusted EBITDA (1)	1,745	to	1,785	10.6%	13.8%
Adjusted Funds From Operations(1)	1,158	to	1,173	9.2%	13.6%
Net Income	660	to	680	75.5%	N/A

(1)	See Non-GAAP and Defined Financial Measures below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint: (1) domestic rental and management segment revenue of $1,875 million; and (2) international rental and management segment revenue of $815 million, which includes approximately $220 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows:

	Total Rental and Management Revenue	Adjusted EBITDA	AFFO(1)
Outlook midpoint Core Growth	16.2%	13.8%	13.6%
Estimated impact of fluctuations in foreign currency exchange rates	(2.4)%	(1.9)%	(2.5)%
Impact of straight-line revenue and expense recognition	(0.9)%	(0.8)%	—
Impact of significant one-time items	(0.1)%	(0.4)%	(1.9)%

Outlook midpoint growth	12.7%	10.6%	9.2%

(1)	Core Growth in AFFO reflects approximately $15 million of one-time start-up capital improvement capital expenditures related to our joint ventures in Colombia and Ghana.

Outlook for Capital Expenditures:

($ in millions)	Full Year 2012
Capital improvement	$70	to	$80
Corporate	15		15
Redevelopment	65	to	75
Ground lease purchases	90	to	100
Discretionary capital projects(1)	260	to	330

Total	$500	to	$600

(1)	Includes the construction of approximately 1,800 to 2,200 new communications sites.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:

($ in millions)	Full Year 2012
Net income	$660	to	$680
Interest expense	365	to	375
Depreciation, amortization and accretion	630	to	640
Stock-based compensation expense	50	to	55
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense) and income tax provision (benefit)	40	to	35

Adjusted EBITDA	$1,745	to	$1,785

Reconciliations of Outlook for Net Income to Adjusted Funds From Operations:

($ in millions)	Full Year 2012
Net income	$660	to	$680
Straight-line revenue	(144)		(144)
Straight-line expense	31		31
Depreciation, amortization and accretion	630	to	640
Stock-based compensation expense	50	to	55
Other, including other operating expenses, interest expense, amortization of deferred financing costs, debt discounts and capitalized interest, loss on retirement of long-term obligations, income (loss) on equity method investments and other (income) expense	16	to	6
Capital improvement capital expenditures	(70)	to	(80)
Corporate capital expenditures	(15)		(15)

Adjusted Funds From Operations	$1,158	to	$1,173

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the fourth quarter and full year ended December 31, 2011, and its outlook for 2012. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 41397429

When available, a replay of the call can be accessed until 11:59 p.m. ET on March 8, 2012. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 41397429

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent global owner, operator and developer of wireless communications sites. American Tower currently owns and operates over 45,000 communications sites in the United States, Brazil, Chile, Colombia, Ghana, India, Mexico, Peru and South Africa. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, and Core Growth. The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments, income taxes and discontinued operations. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax provision (benefit), other (income) expense, loss on retirement of long-term obligations, interest expense, interest income, other operating expenses, depreciation, amortization and accretion, and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Recurring Free Cash Flow as Adjusted EBITDA before straight-line revenue and expense, plus interest income, less interest expense, cash paid for income taxes and cash payments related to redevelopment, capital improvement and corporate capital expenditures. The Company defines Recurring Free Cash Flow per Share as Recurring Free Cash Flow divided by the diluted weighted average common shares outstanding. The Company defines Funds From Operations as net income before real estate related depreciation, amortization and accretion. The Company defines Adjusted Funds From Operations as Funds From Operations before straight-line revenue and expense, stock-based compensation expense, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, debt discounts and capitalized interest, other (income) expense, loss on retirement of long-term obligations, other operating (income) expense, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines Adjusted Funds From Operations per Share as Adjusted Funds From Operations divided by the diluted weighted average common shares outstanding. Pro forma Funds From Operations and Adjusted Funds From Operations reflect adjustments for income tax provision on a pro forma basis as if the REIT conversion had occurred on January 1, 2010. The Company defines Core Growth in total rental and management revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, and significant one-time items. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, and Core Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2012 outlook, our pending acquisitions, including anticipated closing dates and expected purchase prices, foreign currency exchange rates and our expectation regarding the declaration of regular distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our tenants consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (4) our expansion initiatives may disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions; (6) due to the long-term expectations of revenue from tenant leases, we are sensitive to changes in the creditworthiness and financial strength of our tenants; (7) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (8) we anticipate that we may need additional financing to fund capital expenditures, to fund future growth and expansion initiatives and to return capital to our stockholders; (9) a substantial portion of our revenue is derived from a small number of tenants; (10) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (11) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (12) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (13) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (14) our leverage and debt service obligations may materially and adversely affect us; (15) restrictive covenants in the loan agreements related to our Securitization, the loan agreements for the credit facilities and the indentures governing our debt securities could materially and adversely affect our business by limiting flexibility; (16) we could have liability under environmental laws; (17) our towers or data centers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (18) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (19) if we fail to qualify as a REIT or fail to remain qualified as a REIT, we would be subject to tax at corporate income tax rates and would not be able to deduct distributions to stockholders when computing our taxable income; (20) as a REIT, failure to make required distributions would subject us to federal corporate income tax; (21) covenants specified in our existing and future debt instruments may limit our ability to make required REIT distributions; (22) our cash distributions may fluctuate; (23) even if we qualify as a REIT, certain of our business activities will be subject to corporate level income tax and foreign taxes, which will continue to reduce our cash flows, and we will have potential deferred and contingent tax liabilities; (24) we may be required to borrow funds, sell assets or raise equity to satisfy our REIT distribution requirements or maintain the asset ownership tests; (25) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (26) as a REIT, we will be limited in our ability to fund distribution payments using cash generated through our taxable REIT subsidiaries (TRSs); (27) our planned extensive use of TRSs, in particular for our international operations, may cause us to fail to qualify as a REIT; (28) complying with REIT requirements may limit our ability to hedge effectively and increase the cost of our hedging, and may cause us to incur tax liabilities; (29) we have no experience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy debt service obligations; and (30) legislative or other actions affecting REITs could have a negative effect on us. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the nine months ended September 30, 2011. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

ADDITIONAL INFORMATION

Effective December 31, 2011, American Tower was reorganized to qualify as a REIT for federal income tax purposes through a merger. At the time of the merger, all outstanding shares of the Company’s Class A common stock were converted into a right to receive an equal number of shares of common stock of the surviving corporation. Accordingly, references in this press release to “American Tower,” “the Company,” “we” and “our” refer to American Tower Corporation or its predecessor, as applicable and references to “common stock” refer to the Company’s common stock and Class A common stock of its predecessor, as applicable.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2011	2010 (1)
ASSETS
Current assets:
Cash and cash equivalents	$330,191	$883,963
Restricted cash	42,775	75,972
Short-term investments and available-for-sale securities	22,270	46,428
Accounts receivable, net	100,971	81,479
Prepaid and other current assets	316,968	145,599
Deferred income taxes	29,596	174,788

Total current assets	842,771	1,408,229

Property and equipment, net	4,883,473	3,683,474
Goodwill	2,805,267	2,511,907
Other intangible assets, net	2,351,955	1,885,866
Deferred income taxes	245,607	92,162
Deferred rent asset	609,529	470,637
Notes receivable and other long-term assets	493,828	317,809

Total	$12,232,430	$10,370,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$214,739	$67,124
Accrued expenses	304,208	222,685
Accrued interest	65,729	40,621
Current portion of long-term obligations	101,816	74,896
Unearned revenue	93,099	134,135

Total current liabilities	779,591	539,461

Long-term obligations	7,134,492	5,512,492
Asset retirement obligations	346,059	341,838
Other long-term liabilities	562,146	471,735

Total liabilities	8,822,288	6,865,526

STOCKHOLDERS’ EQUITY
Common stock	3,936	4,860
Additional paid-in capital	4,903,800	8,577,093
Accumulated deficit	(1,481,676)	(1,736,596)
Accumulated other comprehensive (loss) income	(142,617)	38,053
Treasury stock (2)	—	(3,381,966)

Total American Tower Corporation stockholders’ equity	3,283,443	3,501,444
Noncontrolling interest	126,699	3,114

Total stockholders’ equity	3,410,142	3,504,558

Total	$12,232,430	$10,370,084

(1)	December 31, 2010 balances have been revised to reflect purchase accounting measurement period adjustments.
(2)	As part of the REIT Conversion, effective December 31, 2011, the Company completed the merger with its predecessor, that was approved by the Company’s stockholders in November 2011. At the time of the merger, each share of Class A common stock of American Tower held in treasury at December 31, 2011 ceased to be outstanding, and a corresponding adjustment was recorded to additional paid-in capital and common stock.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
REVENUES:
Rental and management	$640,883	$536,253	$2,386,185	$1,936,373
Network development services	12,316	11,389	57,347	48,962

Total operating revenues	653,199	547,642	2,443,532	1,985,335

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management (including stock-based compensation expense of $252, $0, $1,105, and $0, respectively)	157,818	126,042	590,272	447,629
Network development services (including stock-based compensation expense $314, 0, $1,224, and $0, respectively)	7,800	6,903	30,684	26,957
Depreciation, amortization and accretion	143,615	124,105	555,517	460,726
Selling, general, administrative and development expense (including stock-based compensation expense of $10,686, $12,410, $45,108, and $52,555 respectively)	73,895	65,365	288,824	229,769
Other operating expenses	22,333	21,786	58,103	35,876

Total operating expenses	405,461	344,201	1,523,400	1,200,957

OPERATING INCOME	247,738	203,441	920,132	784,378

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, (net of interest expense of $288, $372, $1,474, and $1,487, respectively)	3,627	3,543	14,214	14,212
Interest income	541	1,874	7,378	5,024
Interest expense	(85,119)	(68,623)	(311,854)	(246,018)
Loss on retirement of long-term obligations	—	(1,851)	—	(1,886)
Other (expense) income	(7,265)	(1,598)	(122,975)	315

Total other expense	(88,216)	(66,655)	(413,237)	(228,353)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	159,522	136,786	506,895	556,025
Income tax benefit (provision)	36,901	(53,099)	(125,080)	(182,489)
Income on equity method investments	11	16	25	40

INCOME FROM CONTINUING OPERATIONS	196,434	83,703	381,840	373,576
Income from discontinued operations, net	—	—	—	30

NET INCOME	196,434	83,703	381,840	373,606
Net income (loss) attributable to noncontrolling interest	4,899	(189)	10,845	(670)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$201,333	$83,514	$392,685	$372,936

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION
BASIC:
Income from continuing operations attributable to American Tower Corporation	$0.51	$0.21	$0.99	$0.93
Income from discontinued operations	—	—	—	—

Net income attributable to American Tower Corporation	$0.51	$0.21	$0.99	$0.93

DILUTED:
Income from continuing operations attributable to American Tower Corporation	$0.51	$0.21	$0.98	$0.92
Income from discontinued operations	—	—	—	—

Net income attributable to American Tower Corporation	$0.51	$0.21	$0.98	$0.92

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	393,347	398,970	395,711	401,152

DILUTED	397,724	403,032	400,195	404,072

UNAUDITED CONDENSED CONSOLIDATED STATEMENT CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2011	2010
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$381,840	373,606
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	47,437	52,555
Depreciation, amortization and accretion	555,517	460,726
Other non-cash items reflected in statements of operations	243,648	223,641
Increase in net deferred rent asset	(113,042)	(82,957)
Decrease (increase) in restricted cash	11,867	(4,941)
Increase in assets	(72,516)	(67,808)
Increase in liabilities	111,191	66,155

Cash provided by operating activities	1,165,942	1,020,977

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(523,015)	(346,664)
Payments for acquisitions	(2,320,673)	(899,606)
Proceeds from sales of short-term investments, available-for-sale securities and other long-term assets	69,971	21,722
Payments for short-term investments	(42,590)	(52,197)
Deposits, restricted cash and other	25,495	(24,157)

Cash used for investing activities	(2,790,812)	(1,300,902)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from short-term borrowings	128,121	—
Borrowings under credit facilities	1,005,014	500,562
Proceeds from issuance of senior notes	499,290	1,698,370
Proceeds from other long-term borrowings	212,783	—
Repayments of notes payable, credit facilities and capital leases	(395,384)	(983,737)
Purchases of common stock	(437,402)	(430,618)
Proceeds from stock options, warrants and stock purchase plan	85,642	138,508
Distribution to stockholders	(137,765)	—
Contribution from (distribution to) noncontrolling interest holders, net	140,880	(599)
Deferred financing costs and other financing activities	(15,084)	(12,156)

Cash provided by financing activities	1,086,095	910,330

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(14,997)	6,265

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(553,772)	636,670
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	883,963	247,293

CASH AND CASH EQUIVALENTS, END OF PERIOD	$330,191	$883,963

CASH PAID FOR INCOME TAXES	$53,909	$36,381

CASH PAID FOR INTEREST	$274,234	$219,408

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands)

Three Months Ended December 31, 2011
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$464,945	$175,938	$640,883	$12,316	$653,199
Segment operating expenses (1)	91,602	65,964	157,566	7,486	165,052
Interest income, TV Azteca, net	—	3,627	3,627	—	3,627

Segment Gross Margin	373,343	113,601	486,944	4,830	491,774

Segment selling, general, administrative and development expense	20,513	21,487	42,000	2,734	44,734

Segment Operating Profit	$352,830	$92,114	$444,944	$2,096	$447,040

Three Months Ended December 31, 2010
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$420,504	$115,749	$536,253	$11,389	$547,642
Segment operating expenses (1)	84,933	41,109	126,042	6,903	132,945
Interest income, TV Azteca, net	—	3,543	3,543	—	3,543

Segment Gross Margin	335,571	78,183	413,754	4,486	418,240

Segment selling, general, administrative and development expense	20,380	13,936	34,316	1,804	36,120

Segment Operating Profit	$315,191	$64,247	$379,438	$2,682	$382,120

Twelve Months Ended December 31, 2011
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$1,744,260	$641,925	$2,386,185	$57,347	$2,443,532
Segment operating expenses (1)	353,458	235,709	589,167	29,460	618,627
Interest income, TV Azteca, net	—	14,214	14,214	—	14,214

Segment Gross Margin	1,390,802	420,430	1,811,232	27,887	1,839,119

Segment selling, general, administrative and development expense	77,041	82,106	159,147	7,864	167,011

Segment Operating Profit	$1,313,761	$338,324	$1,652,085	$20,023	$1,672,108

Twelve Months Ended December 31, 2010
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$1,565,474	$370,899	$1,936,373	$48,962	$1,985,335
Segment operating expenses (1)	325,360	122,269	447,629	26,957	474,586
Interest income, TV Azteca, net	—	14,212	14,212	—	14,212

Segment Gross Margin	1,240,114	262,842	1,502,956	22,005	1,524,961

Segment selling, general, administrative and development expense	62,295	45,877	108,172	6,312	114,484

Segment Operating Profit	$1,177,819	$216,965	$1,394,784	$15,693	$1,410,477

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Selected Balance Sheet Detail:

Long-term obligations summary, including current portion	December 31, 2011	December 31, 2011 Pro Forma (1)
2007 Credit Facility	1,000,000	—
Term Loan	325,000	—
2011 Credit Facility	—	625,000
2012 Credit Facility	—	700,000
4.625% Senior Notes due 2015	599,489	599,489
7.000% Senior Notes due 2017	500,000	500,000
4.500% Senior Notes due 2018	999,313	999,313
7.250% Senior Notes due 2019	295,830	295,830
5.05% Senior Notes due 2020	699,258	699,258
5.900% Senior Notes due 2021	499,302	499,302

Total Unsecured at American Tower Corporation	$4,918,192	$4,918,192

Commercial Mortgage Pass-Through Certificates, Series 2007-1	1,750,000	1,750,000
Unison Notes (2)	209,321	209,321
South African facility (3)	84,920	84,920
Colombian short-term credit facility (4)	72,811	72,811
Colombian bridge loan (4)	26,780	26,780
Ghana Loan (5)	127,466	127,466
Other debt, including capital leases	46,818	46,818

Total Secured or Subsidiary Debt	2,318,116	2,318,116

Total debt	$7,236,308	$7,236,308

Cash and cash equivalents	330,191
Net debt (total debt less cash and cash equivalents)	$6,906,117

(1)	Pro forma for the Company’s repayment and termination of the 2007 Credit Facility and repayment of the Term Loan on January 31, 2012 and borrowings under the 2011 Credit Facility and 2012 Credit Facility.
(2)	The Unison Notes are secured debt and were assumed as a result of the acquisition.
(3)	The South African facility is a long-term facility, denominated in South African Rand.
(4)	The Colombian short-term credit facility and Colombian bridge loan are denominated in Colombian Pesos.
(5)	The Ghana Loan is denominated in U.S. Dollars.

Reconciliation of Net Leverage ($ in thousands)	Three Months Ended December 31, 2011
Total debt	$7,236,308
Cash and cash equivalents	330,191

Numerator: net debt (total debt less cash and cash equivalents)	$6,906,117

Adjusted EBITDA	$428,565
Denominator: annualized Adjusted EBITDA	1,714,260

Net leverage ratio	4.0x

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Share count rollforward: (in millions of shares)	Three Months Ended December 31, 2011	Twelve Months Ended December 31, 2011
Total common shares, beginning of period	393.5	398.7
Common shares repurchased	(0.6)	(8.1)
Common shares issued	0.7	3.0

Total common shares outstanding, end of period (1)	393.6	393.6

(1)	As of December 31, 2011, excludes (a) 3.7 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $33.69 per share, (b) 2.7 million potentially dilutive shares associated with unvested stock options, and (c) 2.1 million potentially dilutive shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL

(Totals may not add due to rounding.)

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and significant one-time items on total rental and management revenue and Adjusted EBITDA:

The calculation of Core Growth is as follows:

Three Months Ended December 31, 2011	Total Rental and Management Revenue	Adjusted EBITDA	Pro Forma AFFO
Core Growth	23.0%	18.2%	18.8%
Estimated impact of fluctuations in foreign currency exchange rates	(2.4)%	(1.9)%	(2.8)%
Impact of straight-line revenue and expense recognition	1.1%	1.1%	—
Impact of significant one-time items	(2.1)%	—	—

Reported growth	19.5%	17.3%	16.0%

Twelve Months Ended December 31, 2011	Total Rental and Management Revenue	Adjusted EBITDA	Pro Forma AFFO
Core Growth	22.6%	16.4%	10.9%
Estimated impact of fluctuations in foreign currency exchange rates	0.4%	0.4%	0.6%
Impact of straight-line revenue and expense recognition	0.8%	1.2%	—
Impact of significant one-time items	(0.5)%	0.4%	0.5%

Reported growth	23.2%	18.4%	12.0%

Total rental and management straight-line revenue and expense:

In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancelable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 in the section entitled “Revenue Recognition,” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. A summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Total rental and management operations straight-line revenue	$50,994	$37,421	$143,994	$105,226
Total rental and management operations straight-line expense	7,827	3,867	$30,952	$22,269

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands. Totals may not add due to rounding.)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Selling, general, administrative and development expense breakout:	2011	2010	2011	2010
Total rental and management overhead	$42,000	$34,316	$159,147	$108,172
Network development services segment overhead	2,734	1,804	7,864	6,312
Corporate and development expenses	18,475	16,835	76,705	62,730
Stock-based compensation expense	10,686	12,410	45,108	52,555

Total	$73,895	$65,365	$288,824	$229,769

SELECTED CASH FLOW DETAIL:
	Three Months Ended December 31,		Twelve Months Ended December 31,
Payments for purchase of property and equipment and construction activities:	2011	2010	2011	2010
Discretionary - capital projects	$74,996	$61,238	$296,906	$194,441
Discretionary - ground lease purchases	11,012	33,612	91,292	83,454
Redevelopment	18,020	9,178	55,301	25,763
Capital improvements	16,714	10,315	60,829	31,404
Corporate	5,184	3,841	18,687	11,602

Total	$125,926	$118,184	$523,015	$346,664

SELECTED PORTFOLIO DETAIL - OWNED SITES:

Three months ended December 31, 2011	Wireless	Broadcast	DAS	Total
Beginning sites	39,196	473	258	39,927
New construction	690	—	8	698
Acquisitions	4,872	—	—	4,872
Adjustments/Reductions	(17)	—	(2)	(19)

Ending sites	44,741	473	264	45,478

As of December 31, 2011	Wireless	Broadcast	DAS	Total
Domestic	21,043	274	258	21,575
International	23,698	199	6	23,903

Total sites	44,741	473	264	45,478

International Supplemental Detail as of December 31, 2011	Wireless	Broadcast	DAS	Total
Brazil	2,502	—	3	2,505
Chile	1,142	—	—	1,142
Colombia	2,677	—	—	2,677
Ghana	1,872	—	—	1,872
India	8,801	—	—	8,801
Mexico	4,865	199	3	5,067
Peru	475	—	—	475
South Africa	1,364	—	—	1,364

Total International sites	23,698	199	6	23,903

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Adjusted EBITDA Margin are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net income	$196,434	$83,703	$381,840	$373,606
Income from discontinued operations, net	—	—	—	(30)

Income from continuing operations	196,434	83,703	381,840	373,576

Income from equity method investments	(11)	(16)	(25)	(40)
Income tax (benefit) provision	(36,901)	53,099	125,080	182,489
Other expense (income)	7,265	1,598	122,975	(315)
Loss on retirement of long-term obligations	—	1,851	—	1,886
Interest expense	85,119	68,623	311,854	246,018
Interest income	(541)	(1,874)	(7,378)	(5,024)
Other operating expenses	22,333	21,786	58,103	35,876
Depreciation, amortization and accretion	143,615	124,105	555,517	460,726
Stock-based compensation expense	11,252	12,410	47,437	52,555

Adjusted EBITDA	$428,565	$365,285	$1,595,403	$1,347,747

Adjusted EBITDA (from above)	$428,565	$365,285	$1,595,403	$1,347,747
Interest expense	(85,119)	(68,623)	(311,854)	(246,018)
Interest income	541	1,874	7,378	5,024
Cash paid for income taxes	(5,101)	(13,460)	(53,909)	(36,381)
Straight-line revenue	(50,994)	(37,421)	(143,994)	(105,226)
Straight-line expense	7,827	3,867	30,952	22,269
Redevelopment capital expenditures	(18,020)	(9,178)	(55,301)	(25,763)
Capital improvement capital expenditures	(16,714)	(10,315)	(60,829)	(31,404)
Corporate capital expenditures	(5,184)	(3,841)	(18,687)	(11,602)

Recurring Free Cash Flow	$255,801	$228,188	$989,159	$918,646

Divided by weighted average diluted shares outstanding	397,724	403,032	400,195	404,072

Recurring Free Cash Flow per Share	$0.64	$0.57	$2.47	$2.27

Adjusted EBITDA (from above)	$428,565	$365,285	$1,595,403	$1,347,747
Divided by total revenue	653,199	547,642	2,443,532	1,985,335

Adjusted EBITDA Margin	66%	67%	65%	68%

UNAUDITED PRO FORMA REIT MEASURES AND RECONCILIATIONS TO GAAP MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

Given the Company’s recent reorganization and commencement of operations as a REIT, two widely recognized metrics of operating performance for REITs, Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO), are presented below on a pro forma basis as if the REIT conversion had occurred on January 1, 2010. The Company believes that FFO and AFFO are useful to an investor in evaluating the Company’s operating performance in part because they exclude the assumption implicit in historical cost accounting for real estate assets in accordance with GAAP that the value of real estate assets diminishes predictably over time and they eliminate items which are not operational in nature, providing investors with meaningful measures to evaluate the Company’s period to period operating performance and to compare the Company’s results of operations to those of other REITs. For more information on the general nature of the pro forma adjustments, see “Pro Forma Financial Information” in the Company’s Definitive Proxy Statement, filed with the SEC on October 11, 2011. The unaudited pro forma calculation of FFO is based on the definition as set forth by the National Association of Real Estate Investment Trusts (NAREIT). A reconciliation of net income to FFO and the calculation of AFFO, which are non-GAAP financial measures, are also presented below. The measures of FFO and AFFO may not be comparable to those reported by REITs that do not compute these measures in accordance with the NAREIT definition of FFO, or that interpret this definition or define AFFO differently than the Company does. The pro forma adjustments, and other estimates and assumptions set forth in the footnotes below, are preliminary and have been made solely for the purposes of developing the pro forma information. The unaudited pro forma consolidated financial data is not necessarily indicative of the financial position or operating results that would have been achieved had the REIT conversion been completed as of the date indicated, nor are they necessarily indicative of future financial position or operating results. The unaudited pro forma consolidated financial data does not reflect one-time transaction costs related to the REIT conversion and the potential immaterial effect of lower cash balances these transactions have on interest income, higher borrowing costs or foregone investment opportunities.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income	$196,434	$83,703	$381,840	$373,606
Adjustments for pro-forma tax provision (1)	(40,570)	39,678	82,908	146,215

Pro-forma net income	155,864	123,381	464,748	519,821
Real estate related depreciation, amortization and accretion	124,977	111,167	481,926	412,862

Pro forma FFO	$280,841	$234,548	$946,674	$932,683

Straight-line revenue	(50,994)	(37,421)	(143,994)	(105,226)
Straight-line expense	7,827	3,867	30,952	22,269
Stock-based compensation expense	11,252	12,410	47,437	52,555
Non-real estate related depreciation, amortization and accretion	18,638	12,938	73,591	47,864
Amortization of deferred financing costs, debt discounts, and capitalized interest	2,742	2,174	11,021	8,398
Other expense (income)	7,265	1,598	122,975	(315)
Loss on retirement of long-term obligations	—	1,851	—	1,886
Other operating expense (2)	22,333	21,786	58,103	35,876
Capital improvement capital expenditures	(16,714)	(10,315)	(60,829)	(31,404)
Corporate capital expenditures	(5,184)	(3,841)	(18,687)	(11,602)

Pro forma AFFO	$278,006	$239,596	$1,067,243	$952,984

Divided by weighted average diluted shares outstanding	397,724	403,032	400,195	404,072
Pro forma AFFO per Share	$0.70	$0.59	$2.67	$2.36

(1)	Adjustment reflects reduction to the Company’s income tax provision, as a result of the assumed REIT election on January 1, 2010. For more information, see Note (B) to Unaudited Pro Forma Consolidated Financial Statements in the Company’s Definitive Proxy Statement. As a result, on a pro forma basis, income tax expense is lower by the amount of the adjustment.
(2)	Primarily includes impairments and transaction related costs.